UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 28, 2016

Hanger, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10670	84-0904275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10910 Domain Drive, Suite 300
Austin, Texas 78758

(Address of principal executive offices (zip code))

(512) 777-3800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On February 28, 2016, the Board of Directors of Hanger, Inc., a Delaware corporation (the “Company”), declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.01 per share (the “Common Stock”). The dividend is payable to the stockholders of record on March 10, 2016 (the “Record Date”).  Once exercisable, each Right will allow its holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”), for $65.00 (the “Purchase Price”), subject to adjustment. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.  The description and terms of the Rights are set forth in a Rights Agreement, dated as of February 28, 2016 (the “Rights Agreement”), between the Company and Computershare Inc., as the Rights Agent.

Following is a summary of the terms of the Rights Agreement.  This summary is qualified in its entirety by reference to the Rights Agreement, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

The Rights. The Company’s Board of Directors authorized the issuance of a Right with respect to each outstanding share of Common Stock on the Record Date. The Rights will initially trade with, and will be inseparable from, the Common Stock. The Rights are evidenced only by certificates that represent shares of Common Stock or, in the case of uncertificated shares of Common Stock, the book-entry account that evidences record ownership of such shares. New Rights will accompany any new shares of Common Stock issued after the Record Date and prior to the earliest of the Distribution Date (as described below), the Redemption Date (as defined in the Rights Agreement) and August 28, 2017.

Exercise Price. Once exercisable, each Right will allow its holder to either (i) purchase one one-thousandth (1/1,000) of a share of Preferred Stock at a discounted price, which fractional share of Preferred Stock will have voting and economic rights equivalent to a share of the Company’s common stock, or (ii) at the Board’s determination, receive one additional share of Common Stock, or one thousandth of a share of Preferred Stock, for each right held. Prior to exercise, each Right does not give its holder any dividend, voting or liquidation rights.

Exercisability. The Rights will not be exercisable until the close of business on the earlier of (1) the tenth day after the public announcement that a person or group of affiliated or associated persons has acquired or obtained the right or obligation to acquire beneficial ownership of 10% or more of the Company’s outstanding Common Stock (the first date of such public announcement, the “Shares Acquisition Date”) or (2) the tenth business day (or such later date as the Company’s Board of Directors shall determine) following the commencement of a tender offer or exchange offer that, if consummated, would result in a person or group becoming an “Acquiring Person.” If a stockholder’s beneficial ownership of the Company’s Common Stock as of the time of the public announcement of the Rights Agreement and associated dividend declaration is at or above the applicable threshold (including through entry into certain derivative positions), that stockholder’s then-existing ownership percentage would be grandfathered, but the rights would become exercisable if at any time after such announcement, the stockholder increases its ownership percentage.

Certain synthetic interests in securities created by derivative positions — whether or not such interests are considered to be ownership of the underlying Common Stock or are reportable for purposes of Regulation 13D of the Securities Exchange Act — are treated as beneficial ownership of the shares of Common Stock if such positions have an exercise or conversion privilege or a settlement payment or mechanism at a price related to the value of the Common Stock or a value determined in whole or in part with reference to, or derived in whole or in part from, the value of the Common Stock, and that increases in value as the value of the Common Stock increases or that provides to the holder an opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of the Common Stock.  Swaps dealers unassociated with any control intent or intent to evade the purposes of the Rights Agreement are excepted from such imputed beneficial ownership.

The Company refers to the date when the Rights become exercisable as the “Distribution Date.” Until that date, Common Stock certificates will also evidence the Rights, and any transfer of shares of Common Stock will constitute a transfer of Rights. After that date, the Rights will separate from the Company’s Common Stock and be evidenced by book entry credits or by Rights certificates that the Company will mail to all eligible holders of Common Stock. Any Rights held by an Acquiring Person are void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person.

•                                          Flip In. If a person or group becomes an Acquiring Person, all holders of Rights (other than the Acquiring Person and certain related parties, whose rights automatically become null and void) will have the right to receive, for the Purchase Price, shares of the Company’s Common Stock with a market value equal to twice the Purchase Price, based on the market price of the Company’s Common Stock prior to such acquisition. In the event that the Company is unable to authorize a sufficient number of shares of Common Stock for issuance to the holders of Rights, each share of Common Stock that remains issuable to the holder of a Right as a result of person or group becoming an Acquiring Person shall be substituted for a number of shares of Preferred Stock, or a fraction thereof, calculated in accordance with the terms of the Rights Agreement.

•                                          Flip Over. If the Company is acquired in a merger or similar transaction after the Shares Acquisition Date, all holders of Rights (other than the Acquiring Person and certain related parties, whose rights automatically become null and void) will have the right to receive, for the Purchase Price, shares of the acquiring corporation with a market value equal to twice the Purchase Price based on the market price of the acquiring corporation’s stock, prior to such merger.

Preferred Stock Provisions.  Each share of Preferred Stock, if issued:

•                                          will not be redeemable;

•                                          will entitle holders to quarterly dividend payments equal to the greater of (A) $1.00 per share or (B) 1,000 times the aggregate per share amount of all cash dividends and 1,000 times the aggregate per share amount (payable in kind) of all noncash dividends or other distributions declared on shares of Common Stock since the date of payment of the prior quarterly dividend payment;

•                                          will entitle holders upon liquidation either to receive $1,000 per share or an amount equal to 1,000 times the payment made on one share of Common Stock, whichever is greater;

•                                          will have the voting power equal to 1,000 shares of Common Stock; and

•                                          if shares of Common Stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to 1,000 times the payment made on one share of Common Stock.

The value of one one-thousandth interest in one share of Preferred Stock should approximate the value of one share of Common Stock.

Expiration. The Rights will expire on August 28, 2017.

Redemption. In general, the Company may redeem the Rights for $0.001 per Right at any time until the earlier of ten days following the Shares Acquisition Date and the expiration date. If the Company redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.001 per Right. The redemption price will be adjusted if the Company has a stock split or stock dividends of the Company’s Common Stock.

Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of the Company’s outstanding Common Stock, the Company may exchange the Rights (other than Rights held by the Acquiring Person and certain related parties, whose rights automatically become null and void) by exchanging one share of Common Stock, or one one-thousandth of a share of Preferred Stock (or an equivalent security), for each Right, subject to adjustment.

Anti-Dilution Provisions. The Company may adjust the purchase price of the Preferred Stock, the number of shares of Preferred Stock issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, a reclassification of the Preferred Stock or Common Stock. No adjustments to the Exercise Price of less than 1% will be made.

Amendments. The terms of the Rights Agreement may be amended by the Company and the rights agent without the consent of the holders of the Rights. After the Shares Acquisition Date, however, the Company may not amend the Agreement in a way that materially adversely affects holders of the Rights (other than the Acquiring Person, any affiliate or associate thereof or any transferee of the Acquiring Person or any affiliate or associate thereof).

As of February 29, 2016, there were 35,779,549 shares of Common Stock issued and outstanding. Each outstanding share of Common Stock upon the close of business on March 10, 2016 will receive one Right. As long as the Rights are attached to the Common Stock, the Company will issue one Right for each share of Common Stock which becomes outstanding between the Record Date and the Distribution Date so that all such shares will have attached Rights. The Company’s Board of Directors has initially reserved 60,000 shares of Preferred Stock for issuance upon exercise of the Rights, effective on the Record Date.

The Rights will have certain anti-takeover effects.  The Rights will cause a substantial dilution to any person or group that attempts to acquire the Company without the approval of the Company’s Board of Directors.  As a result, the overall effect of the Rights may be to render more difficult or discourage any attempt to acquire the Company even if such acquisition may be favorable to the interests of the Company’s stockholders.  Because the Company’s Board of Directors can redeem the Rights and amend the Rights Agreement in any respect prior to a person or group becoming an Acquiring Person, the Rights should not interfere with a merger or other business combination approved by the Board of Directors of the Company.

The foregoing description of the Rights Agreement, the Rights and the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock and the Rights Agreement, copies of which have been filed as Exhibits 3.1 and 4.1 respectively to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.03.                                        Material Modification to Rights of Security Holders.

The information included in Item 1.01 and Item 5.03 of this Current Report is incorporated by reference into this Item 3.03.

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement described in Item 1.01 of this Current Report, on February 28, 2016, the Board of Directors of the Company approved a Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (the “Certificate of Designation”), which designates the rights, preferences and privileges of 60,000 shares of a series of the Company’s preferred stock, $0.01 par value per share, designated as Series A Junior Participating Preferred Stock.  The Company filed with the Secretary of State of the State of Delaware the Certificate of Designation relating to the shares of Preferred Stock issuable upon exercise of the Rights (if the Rights become exercisable) as described under Item 1.01 of this Current Report.  A copy of the Certificate of Designation is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01.                                        Other Events.

On February 29, 2016, the Company issued a press release which announced the adoption of the Rights Agreement and the declaration of the Rights dividend.  A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(a)                                 Not applicable.

(b)                                 Not applicable.

(c)                                  Not applicable.

(d)                                 Exhibits.

(3.1)	Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock to the Restated Articles of Incorporation of Hanger, Inc.

(4.1)

Rights Agreement by and between Hanger, Inc. and Computershare Inc., as the Rights Agent, including Terms of the Series A Junior Participating Preferred Stock as Exhibit A thereto, the form of Right Certificate as Exhibit B thereto and the form of Summary of Rights to Purchase Preferred Stock as Exhibit C thereto.

(99.1)	Press Release of Hanger, Inc. dated February 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER, INC.

By:	/s/ Thomas E. Hartman
Thomas E. Hartman
Senior Vice President and General Counsel

Dated: March 2, 2016

EXHIBIT INDEX

Exhibit No.	Description

(3.1)	Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock to the Restated Articles of Incorporation of Hanger, Inc.

(4.1)

Rights Agreement by and between Hanger, Inc. and Computershare Inc., as the Rights Agent, including Terms of the Series A Junior Participating Preferred Stock as Exhibit A thereto, the form of Right Certificate as Exhibit B thereto and the form of Summary of Rights to Purchase Preferred Stock as Exhibit C thereto.

(99.1)	Press Release of Hanger, Inc. dated February 29, 2016.